Exhibit 99.1

               S & K FAMOUS BRANDS REPORTS SECOND QUARTER EARNINGS

Richmond, VA, August 19, 2003--S&K Famous Brands, Inc. (NASDAQ:SKFB; www.skmenswear.com ) today announced results for the second quarter and six months ended August 2, 2003.

Net income for the second quarter ended August 2, 2003 was $301,000, or $0.12 per diluted share, compared to $55,000, or $0.02 per diluted share, in the same period last year. Total sales for the quarter increased 9% to $39.4 million compared to $36.1 million in the same quarter of last year. Comparable store sales for the second quarter were up 9% compared to a year ago.

For the six months ended August 2, 2003, net income was $1,862,000, or $0.75 per diluted share, compared to $1,528,000, or $0.47 per diluted share, for the same period last year. Total sales for the first six months of 2003 increased 5% to $81.6 million compared to $77.9 million for the first six months of last year. Same-store sales for the first six months were up 5% over last year.

Stewart M. Kasen, President and Chief Executive Officer, said, "The Company's second quarter pre-tax earnings were significantly higher than last year. This increase coupled with the 23% reduction in weighted average shares outstanding year-to-date drove a 60% improvement in earnings per share for the first six months. Most of this quarter's elevated inventory levels were planned to fuel higher sales. We are pleased with our first half results."

During the first six months, the Company has relocated two stores and closed two other stores because they had not met the Company's sales and profitability expectations.

S&K Famous Brands, Inc. is a retailer of value-priced menswear operating 234 stores in 27 states reaching from the East Coast to Texas and from Maine to Florida. S&K offers a complete line of men's apparel generally priced 20-40% below department store and specialty store regular prices. For more information, go to our Web site at www.skmenswear.com.

                          (Financial Tables to Follow)

Except for historical information contained herein, the statements in this release may be forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the value-priced men's apparel industry in general and in the Company's specific market area, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

                                      # # #

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                                      S&K FAMOUS BRANDS REPORTS SECOND QUARTER EARNINGS

                                                  S & K FAMOUS BRANDS, INC.
                                                    STATEMENTS OF INCOME
                                                         (unaudited)


($ and shares in 000s, except per share data)               Three Months Ended                    Six Months Ended
                                                       --------------------------------------------------------------------
                                                          August 2,       August 3,              August 2,       August 3,
                                                           2003             2002                   2003            2002
                                                       ------------     -----------            ------------    ------------
Net sales                                                $39,432          $36,094                $81,615         $77,885
Cost of sales.......................................      21,007           19,196                 42,347          40,400
                                                       ------------     -----------            ------------    ------------
Gross profit........................................      18,425           16,898                 39,268          37,485
Other costs and expenses:
   Selling, general and administrative..............      17,053           16,005                 34,523          33,448
   Interest.........................................         124              153                    217             166
   Depreciation and amortization....................         790              790                  1,577           1,587
   Other income, net................................         (28)            (138)                   (53)           (181)
                                                       ------------     -----------            ------------    ------------
Income before income taxes..........................         486               88                  3,004           2,465
Provision for income taxes..........................         185               33                  1,142             937
                                                       ------------     -----------            ------------    ------------

Net income..........................................     $   301          $    55               $  1,862        $  1,528
                                                       ============     ===========            ============    ============

Diluted net earnings per share......................     $   .12          $   .02               $    .75        $    .47
                                                       ============     ===========            ============    ============
Weighted average common shares outstanding plus
   dilutive potential common shares.................       2,501            2,561                  2,493           3,244
                                                       ============     ===========            ============    ============
Effective income tax rate...........................        38.0%            38.0%                  38.0%           38.0%
                                                       ============     ===========            ============    ============


                                             CONDENSED BALANCE SHEETS
                                                    (unaudited)

        ($ in 000s)                                                              August 2,             August 3,
                                                                                   2003                  2002
                                                                              -------------         -------------
        Assets:
            Inventory..............................................              $53,186               $45,563
            Other current assets...................................                4,441                 5,051
                                                                              -------------         -------------
                Total current assets...............................               57,627                50,614
            Property and equipment, net............................               15,337                16,524
            Other assets...........................................                7,297                 6,978
                                                                              -------------         -------------
                                                                                 $80,261               $74,116
                                                                              =============         =============

        Liabilities and Shareholders' Equity:
            Accounts payable.......................................              $10,217                $8,635
            Other current liabilities..............................                5,882                 4,067
                                                                              -------------         -------------
                Total current liabilities..........................               16,099                12,702
            Long-term debt.........................................               14,395                14,208
            Other long-term liabilities............................                1,717                 1,636
            Deferred income taxes..................................                1,505                 1,463
            Shareholders' equity...................................               46,545                44,107
                                                                              -------------         -------------
                                                                                 $80,261               $74,116
                                                                              =============         =============
                                                             ###

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